UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006 (April 5, 2006)

Commission	Exact Name of Registrant as Specified in Charter, State of Incorporation,	IRS Employer
File Number	Address of Principal Executive Office and Telephone Number	Identification Number
1-5540	PEOPLES ENERGY CORPORATION	36-2642766
2-26983	THE PEOPLES GAS LIGHT AND COKE COMPANY	36-1613900
2-35965	NORTH SHORE GAS COMPANY	36-1558720

(Illinois Corporations)
130 East Randolph Drive, 24th Floor
Chicago, Illinois 60601-6207
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2006, the Illinois Commerce Commission (the “Commission”) approved orders that settle gas charge reconciliation matters related to the years 2000 through 2004 for Peoples Energy Corporation and its utility subsidiaries. The orders, which became publicly available March 30, adopt a January 17, 2006 Settlement Agreement and Release among and between Peoples Energy Corporation (“Peoples Energy”), The Peoples Gas Light and Coke Company (“Peoples Gas”), Peoples MW, LLC, Peoples Energy Resources Company, LLC and North Shore Gas Company (“North Shore Gas”)(collectively, the “Peoples Companies”), the People of the State of Illinois through Lisa Madigan, Illinois Attorney General, the City of Chicago and the Citizen’s Utility Board, as amended by an Amendment and Addendum dated March 6, 2006 (the “Agreement”).

Pursuant to the Agreement:

(i)
Peoples Gas and North Shore Gas agree to refund the total sum of $100 million to their customers (the “Refund”). The Agreement provides for the Commission to prescribe the manner in which this amount is to be refunded to customers. In its orders approving the Agreement, the Commission determined that $96 million will be refunded to customers of Peoples Gas and $4 million will be refunded to customers of North Shore Gas. The orders require the utilities to issue the refunds within thirty days after entry of the orders.

(ii)
Peoples Energy agrees to pay to the City of Chicago and the Illinois Attorney General, jointly up to $5 million per year for six years for a program of conservation and weatherization for low and moderate-income residential dwellings (the “Conservation Program”). The Conservation Program will have the purpose of providing energy and natural gas conservation programs for residents within Peoples Gas’ and North Shore Gas’ service areas and will have the goal of reducing those residents’ energy usage and costs. Peoples Energy will pay the first installment of $5 million, less a $675,000 credit, within 15 business days after the entry of the Commission’s orders approving the Agreement. The five subsequent payments of up to $5 million shall be paid on each anniversary of the first installment. Peoples Gas and North Shore Gas will not seek recovery in any future rate or reconciliation cases of any amounts associated with the Conservation Program.

(iii)
Peoples Gas and North Shore Gas will cooperate with the City of Chicago and the Illinois Attorney General to identify those customers of Peoples Gas and North Shore Gas who were not receiving gas as of the date of the Agreement (approximately 12,000 customers) that are financial hardship cases. The hardship cases may be identified by either the utilities or the Illinois Attorney General and the City of Chicago. Within three days following identification, Peoples Gas and North Shore Gas will reconnect the hardship cases. Peoples Gas and North Shore Gas will also forgive all outstanding debt for such customers, remove the bad debt from such customers’ records and not use any forgiven indebtedness as a reason to deny gas service. The utilities will not seek recovery in any future rate or reconciliation cases of any of the amounts written-off or debt forgiven for such hardship cases. The Agreement does not affect the ability of Peoples Gas and North Shore Gas to recover any future bad debts as specifically authorized by the Commission now or in the future.

(iv)
Peoples Gas and North Shore Gas agree to forgive all outstanding bad debt from fiscal years 2000-2005 existing as of March 6, 2006, estimated at $207 million, remove the bad debt from customers’ records and to not use any forgiven indebtedness as a reason to deny gas service. Peoples Gas and North Shore Gas have written off the estimated $207 million in prior periods.

(v)
Peoples Gas and North Shore Gas agree to credit fiscal 2005 and fiscal 2006 revenues derived from the provision of gas hub services as an offset to utility customers’ gas charges, not to seek recovery of such amounts through any rate case or gas charge reconciliation proceeding and to account for revenues received from gas hub services in the same manner in all future gas charge reconciliation cases and rate cases filed by Peoples Gas and North Shore Gas.

(vi)	Peoples Gas and North Shore Gas agree to implement recommendations proposed by the Commission’s staff and the intervenors to conduct audits of their gas procurement practices.

The terms of the Agreement expressly provide that nothing in the Agreement, or any acts performed or documents executed in furtherance of the Agreement, shall constitute or may be used as an admission of liability against Peoples Energy or its utility subsidiaries. The Commission’s orders effectively adopted the provisions of the Agreement as a resolution on the merits of the differences between the parties concerning the gas charge reconciliation matters related to the years 2000 through 2004 for Peoples Energy, Peoples Gas and North Shore Gas and also made other findings and conclusions.

As a result of the Agreement, Peoples Energy will record a $15.7 million pre-tax settlement charge in its fiscal 2006 second quarter to reflect the impact of the change in accounting treatment for hub activity revenues for fiscal 2005 and the impact on Peoples Gas and North Shore Gas’ reserves for uncollectible accounts. This amount is in addition to the $91.7 million first quarter charge recorded by Peoples Energy in connection with the signing of the initial proposed Settlement Agreement and Release dated January 17, 2006. The allocation of settlement amounts between Peoples Gas and North Shore Gas approved by the Commission’s orders differed from Peoples Energy’s allocation estimate of the $91.7 million charged in the first quarter of fiscal 2006. Accordingly, Peoples Gas will record a pre-tax settlement charge in the second fiscal quarter of $28.4 million in addition to the amount previously recorded, and North Shore Gas will record a pre-tax credit of $12.7 million as a result of reversing accruals for the settlement made in earlier periods.

A copy of the Agreement and the Commission’s order with respect to Peoples Gas’ 2001 gas charge reconciliation case are attached as exhibits to this Form 8-K. The Commission’s orders in the other reconciliation cases for fiscal years 2001-2004 will be filed as exhibits to Peoples Energy’s, Peoples Gas’ and North Shore Gas’ combined Form 10-Q for second fiscal quarter ended March 31, 2006.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1
Settlement Agreement and Release among and between Peoples Energy Corporation, The Peoples Gas, Light and Coke Company, Peoples MW, LLC, Peoples Energy Resources Company, LLC and North Shore Gas Company, the People of the State of Illinois, through Lisa Madigan, Illinois Attorney General, the City of Chicago dated January 17, 2006 and entered into by the Citizen’s Utility Board on February 27, 2006, as amended by Amendment and Addendum to January 17, 2006 Settlement Agreement dated March 6, 2006.

10.2	Order of the Illinois Commerce Commission in Docket No. 01-0707.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

Date: April 5, 2006	By: /s/ THOMAS A. NARDI
Thomas A. Nardi
Executive Vice President and Chief Financial Officer

THE PEOPLES GAS LIGHT AND COKE COMPANY

Date: April 5, 2006	By: /s/ THOMAS A. NARDI
Thomas A. Nardi
Executive Vice President and Chief Financial Officer

NORTH SHORE GAS COMPANY

Date: April 5, 2006	By: /s/ THOMAS A. NARDI
Thomas A. Nardi
Executive Vice President and Chief Financial Officer